SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2020

CLEARSIGN TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in Charter)

Washington	001-35521	26-2056298
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

12870 Interurban Avenue South

Seattle, Washington 98168

(Address of Principal Executive Offices)

206-673-4848

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock	CLIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2020 (the “Effective Date”), James M. Simmons resigned as a director of ClearSign Technologies Corporation (the “Company”). Mr. Simmons’ resignation was not due to a disagreement on any matter relating to the Company’s operations, policies or practices. On the Effective Date, the Company’s Board of Directors appointed Colin James Deller, the Company’s Chief Executive Officer, as a director. Dr. Deller will not serve on any of the committees of the Board of Directors.

Item 7.01	Regulation FD Disclosure

On February 20, 2020 the Company issued a press release disclosing the resignation of Mr. Simmons as a director and the appointment of Dr. Deller to fill the vacancy. A copy of the press release is attached to this Current Report as Exhibit 99.1.

Item 8.01	Other Events

The Company’s annual meeting of shareholders is scheduled to be held on May 7, 2020. The record date for the annual meeting is March 12, 2020.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit 99.1 Press release issued on February 20, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2020

CLEARSIGN TECHNOLOGIES CORPORATION

By:	/s/ Brian G Fike
Brian G Fike
Chief Financial Office